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                                                                    EXHIBIT 23.3

                       CONSENT OF HUDDLESTON & CO., INC.

     We consent to the incorporation by reference in this Current Report on Form 8-K/A of El Paso Corporation of the reference to us under the captions
"Business -- Natural Gas Systems" and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000.

                                            HUDDLESTON & CO., INC.

                                            /s/ PETER D. HUDDLESTON
                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President

Houston, Texas
May 16, 2001